UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant |X| Filed by a Party other than the Registrant|_|

Check the appropriate box:

|_| Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (As Permitted by Rule 14A-6(e)(2))

|_| Definitive Proxy Statement

| | Definitive Additional Materials

|X| Soliciting Material Pursuant to ss.240.14a-12


                            LUCENT TECHNOLOGIES INC.
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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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     (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)


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|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


    1) Title of each class of securities to which transaction applies:

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    2) Aggregate number of securities to which transaction applies:

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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    4) Proposed maximum aggregate value of transaction:

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

The following material was used by employees of Lucent Technologies Inc.
(the "Company") in connection with the Company's announcement of its financial results for the third fiscal quarter of 2006:


                       LUCENT TECHNOLOGIES TODAY NEWSFLASH
                            Wednesday, July 26, 2006
            ********************************************************

                                 In This Issue:

                           * A Message from Pat Russo

            ********************************************************

Dear Colleagues:

            This morning we announced our third quarter results, which are consistent with our July 10th announcement of preliminary results. While there were some bright spots in the quarter, it was on the whole disappointing and does not reflect what I know our team can accomplish. Our revenues for the third quarter, which ended June 30, came in at $2.05 billion, slightly above our preliminary results announced earlier this month. However, this is a decrease of 4 percent from the second quarter and 12 percent from the year-ago quarter. We reported earnings of 2 cents per diluted share for the quarter, and thanks to our continued emphasis on financial discipline across our operations, we achieved a gross margin rate of 41 percent, despite decreasing revenues and a less favorable product and geographic mix. Certainly the most significant negative impact on our performance in 2006 versus 2005 and versus our plan is the year-over-year declines in China as well as North America, predominately CDMA, where we are feeling both the impending shifts to next-generation technologies, as well as some impact from consolidation of our customer base. Having said that, we all need to remember -- in spite of some comments you may be reading in the news media -- CDMA continues to represent a large and sustainable market, there is significant growth in the UMTS market and China will ultimately issue 3G licenses. It is up to us to capture these market opportunities. Having pointed to the primary causes of the revenue declines, it's important to remember there continue to be a number of opportunities for growth. Our market is large and we continue to invest across our portfolio in those areas that support our vision of convergence including wireline, wireless, applications and services. This quarter we enhanced our portfolio in the carrier Ethernet space with the completion of the Riverstone acquisition and saw the following pockets of growth:

o Our Services segment grew both sequentially and year-over-year, posting its highest quarterly revenue for this fiscal year;

o Our Multimedia Network Solutions segment also grew both sequentially and year-over-year, primarily driven by the data and access businesses. Also it's important to note that our optical product revenues are growing on a year-to-date basis;

o And we grew our revenues outside the United States sequentially this quarter, particularly in Europe.
            These are the kind of results that we need to duplicate across the entire company -- all regions, business units, and product teams. We are a "pay for performance" company. In '04 and '05, we had strong performance relative to our plans and delivered good growth on the top and bottom lines. And, in those years, employees shared in our success through the annual bonus plan. This year, we included revenue growth as an additional measure to determine annual bonus funding. This past quarter's results clearly had a negative impact on the funding level for our end-of-year incentive bonus payments and we needed to adjust for our year-to-date performance. However, there continues to be an opportunity to earn some level of bonus funding for 2006 provided we have strong fourth quarter revenues and earnings. I ask that everyone remain focused on how you can contribute on a daily basis to helping us achieve our goals. Continued tight control of all costs and expenses will be a positive contributor to our overall results. In a separate release issued today with Alcatel, we announced leaders for some of the critical corporate functions postmerger. Jeong Kim's responsibilities are unchanged as he will continue as president of Bell Labs. Alcatel Chief Technology Officer Olivier Baujard, will serve as CTO for the combined company. Helle Kristoffersen, currently vice president of corporate strategy for Alcatel, will become the vice president of corporate strategy for the combined company. Baujard, Kim and Kristoffersen will report to Mike Quigley, who will serve as president, Science, Technology and Strategy, in the combined company. Quigley is currently president and chief operating officer of Alcatel. John Giere, currently chief marketing officer for Lucent, will assume that post for the combined company. Lucent CIO Elizabeth Hackenson, has been named to lead the combined company's Information Systems/Information Technology organization. In addition to overseeing the combined company's overall integration efforts, Frank D'Amelio will also have reporting to him a number of key corporate functions and cross-company support organizations, including the IS/IT organization and the corporate marketing function, which will work very closely with the regions and business groups. We will continue to keep you posted as decisions are made on the leadership team for the combined company. The integration teams are continuing to work very hard, planning for implementation once the deal closes, so that the combined company can hit the ground running. That important work will continue to move forward toward completing the merger by the end of this calendar year. We will keep you updated on our progress. Meanwhile, The rest of us need to remain focused on having our business deliver a strong fourth quarter and preparing for fiscal 2007. I recognize, with the pending merger, we have a great deal going on. Our charge is to execute our business, remain focused on those things necessary for a strong finish to this fiscal year and good momentum to start a new fiscal year. Execution is key. We must deliver our EV-DO Rev. A and HSDPA rollouts on time and in a manner that exceeds our customers' expectations. We are currently on track to do that, and if we do, this can be our highest revenue quarter for the year. Our pending merger transaction with Alcatel represents an exciting opportunity for us to create the true global leader in communications networks. Let's do all we canto build momentum for the combined company. A strong fourth quarter will go a long way toward achieving that. We gained a first-mover advantage with the announcement of our merger; now we need to capitalize on that advantage by focusing on the near term job at hand -- executing with excellence for our customers, our shareholders and ourselves. I noted earlier that we have a great deal underway as we run the business and prepare for the proposed merger. I want to close with an acknowledgement and a sincere thank you for all that you are doing in many large and small ways to advance our efforts on both of these fronts.


                                          Sincerely,



                                          Pat

/acp

SAFE HARBOR FOR FORWARD LOOKING STATEMENTS AND OTHER IMPORTANT INFORMATION

This document contains statements regarding the proposed transaction between Lucent and Alcatel, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about Lucent and Alcatel's managements' future expectations, beliefs, goals, plans or prospects that are based on current expectations, estimates, forecasts and projections about Lucent and Alcatel and the combined company, as well as Lucent's and Alcatel's and the combined company's future performance and the industries in which Lucent and Alcatel operate and the combined company will operate, in addition to managements' assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties are based upon a number of important factors including, among others: the ability to consummate the proposed transaction; difficulties and delays in obtaining regulatory approvals for the proposed transaction; difficulties and delays in achieving synergies and cost savings; potential difficulties in meeting conditions set forth in the definitive merger agreement entered into by Lucent and Alcatel; fluctuations in the telecommunications market; the pricing, cost and other risks inherent in long-term sales agreements; exposure to the credit risk of customers; reliance on a limited number of contract manufacturers to supply products we sell; the social, political and economic risks of our respective global operations; the costs and risks associated with pension and postretirement benefit obligations; the complexity of products sold; changes to existing regulations or technical standards; existing and future litigation; difficulties and costs in protecting intellectual property rights and exposure to infringement claims by others; and compliance with environmental, health and safety laws. For a more complete list and description of such risks and uncertainties, refer to Lucent's annual report on Form 10-K for the year ended September 30, 2005 and quarterly reports on Form 10-Q for the periods ended December 31, 2005 and March 31, 2006 and Alcatel's annual report on Form 20-F for the year ended December 31, 2005 as well as other filings by Lucent and Alcatel with the U.S. Securities and Exchange Commission (the "SEC"). Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Lucent and Alcatel disclaim any intention or obligation to update any forward-looking statements after the distribution of this document, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

IMPORTANT ADDITIONAL INFORMATION FILED WITH THE SEC

In connection with the proposed transaction between Lucent and Alcatel, Alcatel has filed a registration statement on Form F-4 (File no. 33-133919) (the "Form F-4") to register the Alcatel ordinary shares underlying the Alcatel American Depositary Shares ("ADS") to be issued in the proposed transaction. Alcatel and Lucent have also filed, and intend to continue to file, additional relevant materials with the SEC, including a registration statement on Form F-6 (the "Form F-6" and together with the Form F-4, the "Registration Statements") to register the Alcatel ADSs to be issued in the proposed transaction. The Registration Statements and the related proxy statement/prospectus contain and will contain important information about Lucent, Alcatel, the proposed transaction and related matters. Investors and security holders are urged to read the Registration Statements and the related proxy statement/prospectus carefully, and any other relevant documents filed with the SEC, including all amendments, because they contain important information. Investors and security holders may obtain free copies of the documents filed with the SEC by Lucent and Alcatel (including the Form F-4 and, when filed, the Form F-6) through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of materials filed with the SEC by Lucent and Alcatel (including the Form F-4 and, when filed, the Form F-6) by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500 and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.

         Lucent and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Form F-4 (and will be included in the definitive proxy statement/prospectus for the proposed transaction). Additional information regarding these directors and executive officers is also included in Lucent's proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on or about January 3, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500.

         Alcatel and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Form F-4 (and will be included in the definitive proxy statement/prospectus for the proposed transaction). Additional information regarding these directors and executive officers is also included in Alcatel's annual report on Form 20-F filed with the SEC on March 31, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.